EXHIBIT 10.8

                  AMENDMENT NO. 1 TO CREDIT FACILITIES
                       AND REIMBURSEMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO CREDIT FACILITIES AND REIMBURSEMENT
AGREEMENT (this "Agreement") is made and entered into as of this 15th day of November, 1994 among:

     PROFFITT'S, INC., a Tennessee corporation having its principal place of business in Alcoa, Tennessee (the "Borrower");
and

     Each lender executing and delivering a signature page hereto
(hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

     NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                          W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into a Credit Facilities and Reimbursement Agreement dated as of March 31, 1994 (the "Credit Agreement"), pursuant to which the Lenders agree to make certain Advances to the Borrower;
and

     WHEREAS, the Borrower has requested that the Credit
Agreement be amended in the manner set forth herein and the Agent and the Lenders are willing to agree to such amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

     1. DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit
Agreement.

     2. AMENDMENT. Subject to the terms and conditions set forth herein, and in accordance with Section 11.06 of the Credit
Agreement, the Credit Agreement is hereby amended as follows:

           (a)  The definition of "Consolidated Tangible Net
     Worth" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           Consolidated Tangible Net Worth means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity minus the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): the net book value of all assets which would be treated as intangible assets under Generally Accepted Accounting Principles, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses and all reserves, including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation; all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, there shall be included in the determination of Consolidated Tangible Net Worth, notwithstanding the foregoing, all adjustments (both increases and decreases) to assets and liabilities of the Borrower and its Subsidiaries on a consolidated basis made in connection with and as a result of the Macco Acquisition and in accordance with Generally Accepted Accounting Principles;

           (b) Section 8.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.03  CONSOLIDATED SENIOR INDEBTEDNESS TO
           CONSOLIDATED CAPITALIZATION. Permit at any time during the periods set forth below the ratio of Consolidated Senior Indebtedness to Consolidated Capitalization to be greater than the ratios set forth opposite the following respective periods:

                      PERIOD                                 RATIO

           Closing Date through April 28, 1995             .45 to 1.00
           April 29, 1995 through July 31, 1995            .43 to 1.00
           August 1, 1995 through February 2, 1996         .46 to 1.00
           February 3, 1996 through May 3, 1996            .40 to 1.00
           May 4, 1996 through January 31, 1997            .35 to 1.00
           February 1, 1997 and thereafter                 .30 to 1.00

           provided, however, that during each of the third quarters of Borrower's Fiscal Years ending January 31,
           1995 and February 1, 1997 and each Fiscal Year thereafter, the ratios set forth above shall be increased by an additional .03 to 1.00 for such third quarter periods.

           (c) Section 8.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.04 CONSOLIDATED FIXED CHARGE RATIO. Permit at any time during any Four-Quarter Period of the Borrower ending during the periods set forth below, the Consolidated Fixed Charge Ratio for such Four-Quarter Period to be equal to or less than the ratios set forth opposite the respective periods below:

                      PERIOD                                 RATIO

           Closing Date through April 28, 1995            1.50 to 1.00
           April 29, 1995 through May 3, 1996             1.60 to 1.00
           May 4, 1996, and thereafter                    1.75 to 1.00

           (d) Section 8.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.06 CONSOLIDATED FUNDED INDEBTEDNESS TO EBITDA. Permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA to be equal to or greater than the following ratios set forth opposite the following periods below:

                      PERIOD                                 RATIO

           Closing Date through February 2, 1995          4.50 to 1.00
           February 3, 1995 through May 3, 1996           3.50 to 1.00
           May 4, 1996 and thereafter                     3.00 to 1.00

     3.  REPRESENTATIONS AND WARRANTIES.  In order to induce the
Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

           (a) The representations and warranties made by Borrower in Article VI of the Credit Agreement are true and correct on and as of the date hereof;

           (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and the Lenders under Section 7.01(a) of the Credit Agreement, other than changes in the ordinary course of business;

           (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under
     Section 7.01(a) of the Credit Agreement, have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

           (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement.

     4.  CONDITIONS PRECEDENT.  The effectiveness of this
Agreement is subject to the receipt by the parties hereto of the following:

           (a)  The Agent shall have received:

                (i) eight (8) counterparts of this Agreement duly executed by all signatories hereto;

                (ii)  copies of all additional agreements,
           instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

           (b) All proceedings of the borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.

     5. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified, or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8. Governing Law. This Amendment Agreement shall in all respects be governed by the laws and judicial decisions of the state of Tennessee.

     9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

    10.  Credit Agreement.  All references in any of the Loan
Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

    11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Agent and their respective successors, assigns, and legal representatives; provided, however, that the Borrower, without the prior consent of the Agent, may not assign any rights, powers, duties, or obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                           BORROWER:

ATTEST:                    PROFFITT'S, INC.

By: /s/ Brian J. Martin          By: /s/ James E. Glasscock
Name: Brian J. Martin            Name:  James E. Glasscock
Title:Assistant Secretary        Title:Senior Vice President and
                                         Chief Financial Officer
   (CORPORATE SEAL)


                           LENDERS:

                           NATIONSBANK OF TEXAS,
                           NATIONAL ASSOCIATION

                                 By:
                                 Name:
                                 Title:


                           FIRST AMERICAN NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           FIRST TENNESSEE BANK NATIONAL
                           ASSOCIATION

                                 By:
                                 Name:
                                 Title:


                           TRUST COMPANY BANK

                                 By:
                                 Name:
                                 Title:

                                 By:
                                 Name:
                                 Title:


                           DEPOSIT GUARANTY NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           HIBERNIA NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           AGENT:

                           NATIONSBANK OF TEXAS, NATIONAL
                           ASSOCIATION, as Agent for the Lenders

                                 By:
                                 Name:
                                 Title: